UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 15, 2008

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City, MO		64106

(Address of principal executive offices)		(Zip Code)
(816) 234-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On August 15, 2008 Commerce Bancshares, Inc. (the Company) through a subsidiary bank’s municipal securities dealer department and a brokerage subsidiary, extended offers to purchase auction-rate securities (ARS) at par value from its customers. Under the terms of the offer each customer may tender their ARS for purchase on any auction date between August 25 and September 30, 2008.
Approximately $545 million of ARS will be subject to purchase. The difference between the purchase price and the market value of these securities is estimated to be approximately $28 million on a pre-tax basis. The actual pre-tax loss to the Company as of the purchase date will depend on the market value at that time and the amount of securities purchased.
On August 15, 2008, the Company issued a Press Release in conjunction with the offer. A copy of the Press Release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.
Exhibit Number

99.1	Press Release, dated August 15, 2008, issued by the Company.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: 1) changes in economic conditions; 2) changes in the interest rate environment; 3) changes in foreign exchange rates; 4) adverse movements and volatility in debt and equity capital markets; 5) changes in market rates and prices; 6) political conditions and related actions by the United States military abroad which may adversely affect the Company’s businesses and economic conditions as a whole; 7) liabilities resulting from litigation and regulatory investigations; 8) changes in domestic or foreign tax laws, rules and regulations as well as IRS or other governmental agencies’ interpretations thereof; 9) various monetary and fiscal policies and regulations; 10) increased competition; 11) ability to grow core businesses; 12) ability to develop and introduce new banking-related products, services and enhancements and gain market acceptance of such products; 13) mergers and acquisitions and their integration into the Company; 14) decisions to downsize, sell or close units or otherwise change the business mix of the Company; and 15) management’s ability to manage these and other risks. For further information, please read the Company’s reports filed with the SEC and available at www.sec.gov. All forward-looking statements included in this report are based on information available at the time of the report, and the Company assumes no obligation to update any forward-looking statement.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Jeffery D. Aberdeen
Jeffery D. Aberdeen
Controller (Chief Accounting Officer)

Date: August 15, 2008

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press release, dated August 15, 2008, issued by the Company